EXHIBIT 10.1

AMENDMENT No. 1 TO CREDIT AGREEMENT

                     THIS AMENDMENT No. 1 TO CREDIT AGREEMENT (this “Amendment”) is made effective as of March 8, 2005, by and between Neose Technologies, Inc. (the “Borrower”) and Brown Brothers Harriman & Co. (the “Bank”).

BACKGROUND

          A.     Pursuant to a Credit Agreement dated as of January 30, 2004, by and between the Bank and the Borrower (as amended from time to time, including by this Amendment, the “Credit Agreement”), the Bank agreed, inter alia, to provide to the Borrower a credit facility in the maximum aggregate principal amount of $9,000,000 (the “Loan”).

          B.     The Borrower has requested that the Bank modify certain covenants to permit the Borrower’s financing of its insurance policy premiums, and the Lender has agreed to such modifications under the terms and conditions herein set forth.

          C.     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) Generally. Capitalized terms not otherwise defined herein will have the respective meanings ascribed thereto in the Credit Agreement.

(b) Additional Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Amendment” means the Amendment No. 1 to Credit Agreement, dated as of March 8, 2005, by and between the Bank and the Borrower.

2. Amendments.

(a) Section 5.11(c) of the Credit Agreement is hereby amended as follows:

(i) the word “and” is hereby deleted from the end of clause (4) thereof;

(ii) a new clause (5) is hereby inserted immediately following clause (4), to read in its entirety as follows:

        “(5) indebtedness incurred annually in connection with the financing of the Borrower’s insurance policy premiums, in an annual maximum principal amount not to exceed $1,000,000 and for a period not to exceed twelve (12) months; and”

; and

(iii) existing clause (5) thereof is hereby renumbered as clause (6).

(b) Section 5.11(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “(e) Encumbrances.  Either (i) enter into an agreement with any entity (other than Bank) not to pledge, encumber or otherwise grant a lien or security interest upon any of its property or assets, or (ii) create, incur, assume or suffer to exist any mortgage, lien, security interest, restriction or encumbrance with respect to any of its property or assets, including, but not limited to, the Collateral, the Mortgaged Property, the Intellectual Property and the Liquidity, other than (A) Permitted Liens and (B) liens on insurance policies financed pursuant to Section 5.11(c)(5) hereof, which liens attach only to the policies being financed, and only for the unpaid balance (including interest and financing charges) of the amounts financed thereunder.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

                             (a)     Representations.  Each of the representations and warranties of the Borrower contained in the Credit Agreement are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof (other than those made as of a specific date, which representations and warranties shall be true and correct as of such date);

                             (b)     Power and Authority.  The Borrower has the power and authority under the law of its state of incorporation and under its articles of incorporation and bylaws to enter into and perform this Amendment; and all corporate actions  necessary or appropriate for the execution and performance by the Borrower of this Amendment have been taken and, upon its execution, the Credit Agreement, as amended by this Amendment, constitutes the valid and binding obligations of the Borrower, enforceable in accordance with its terms;

                             (c)     No Violations of Law or Agreements.  The making and performance of this Amendment will not violate any provisions of any law or regulation, federal, state or local, or the articles of incorporation or bylaws of the Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or its property may be bound;

(d) No Default. After giving effect to this Amendment, no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing; and

                             (e)     No Material Adverse Change.  There has been no material adverse change in the financial condition of the Borrower since the date of, and as reflected in, the financial statements of the Borrower most recently delivered to the Bank.

4. Additional Covenants and Agreements. The Borrower does hereby:

(a) ratify, confirm and acknowledge that the Credit Agreement, as amended, continues to be and is valid, binding and in full force and effect;

(b) covenant and agree to perform all obligations of the Borrower contained herein and under the Credit Agreement, as amended;

                             (c)     acknowledge and agree that, as of the date hereof, the Borrower does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or the enforcement of any of the terms of the Credit Agreement, as amended;

                             (d)     acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Credit Agreement and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued; and

                             (e)     acknowledge and agree that the Borrower’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Credit Agreement.

5. Conditions to Effectiveness of Amendment. This Amendment shall be effective upon the Bank’s receipt of this Amendment, duly executed by the Borrower and the Bank.

                    6.      Inconsistencies.  To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Amendment shall prevail.  All terms, conditions and provisions of the Credit Agreement not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.

7. Construction. All references to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its choice of law doctrines.

10. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

                    11.    Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

[signature page follows]

          IN WITNESS WHEREOF, the parties hereto by their respective duly authorized officers, have executed this Amendment No. 1 as of the date first above written.

ATTEST:		NEOSE TECHNOLOGIES, INC.

By:	/s/ DEBRA J. POUL	By:	/s/ A. BRIAN DAVIS

Name:	Debra J. Poul	Name:	A. Brian Davis
Title:	SVP, General Counsel and Secretary	Title:	Senior Vice President and Chief Financial Officer

[CORPORATE SEAL]

BROWN BROTHERS HARRIMAN & CO.

		By:	/s/ J. CLARK O’DONOHUE

		Name:	J. Clark O’Donohue
		Title:	Managing Director